                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K

                                 Current Report


                  Filed pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported) June 17, 1999



                             BRANDYWINE REALTY TRUST
                             -----------------------
             (Exact name of registrant as specified in its charter)




          MARYLAND                      1-9106                  23-2413352
(State or Other Jurisdiction         (Commission             (I.R.S. Employer
     of Incorporation)               file number)         Identification Number)



             14 Campus Boulevard, Newtown Square, Pennsylvania 19073
                    (Address of principal executive offices)


                                 (610) 325-5600
              (Registrant's telephone number, including area code)

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Item 5.  Other Events.

(i)      Industrial Property Sale

         On June 17, 1999, the Company, through Brandywine Operating Partnership, L.P. (the "Operating Partnership"), sold 17 industrial properties (collectively, the "Properties") for an aggregate cash payment of approximately $82.9 million. The Properties contain an aggregate of approximately 2.0 million net rentable square feet and are specifically identified below.

         The purchaser of the Properties is a newly-formed limited partnership (the "Industrial Partnership") between BB&K GP Business Trust, as the sole general partner and BB&K LP Business Trust as a limited partner (collectively, the "Investor"), and the Operating Partnership as an additional limited partner. The Industrial Partnership funded its purchase of the Properties through an equity contribution by Investor in the amount of approximately $32.0 million and from a portion of the proceeds of a non-recourse mortgage loan on the Properties in the amount of approximately $51.0 million. The Operating Partnership has no obligation to make contributions to the capital of the Industrial Partnership. As a limited partner in the Industrial Partnership, the Operating Partnership has no control over the management of the Industrial Partnership.

         Investor is entitled to an 11.5% preferred return on its equity contribution to the Industrial Partnership. After Investor has received its preferred return, 65% of any remaining operating cash flow is distributable to Investor, and the remaining 35% is distributable to the Operating Partnership. After Investor has received both its preferred return and a return of its current and any future equity contributions to the Industrial Partnership, 60% of any remaining extraordinary cash flow (i.e., net proceeds of a capital transaction, such as a sale of one or more of the Properties) is distributable to Investor until Investor has received an 18% internal rate of return on its equity contribution, and the remaining 40% is distributable to the Operating Partnership. After Investor has received an 18% internal rate of return on its equity contribution, any remaining extraordinary cash flow is distributable 40% to Investor, and the remaining 60% is distributable to the Operating Partnership. There can be no assurance as to the internal rate of return that Investor will receive on its equity contribution.

         The following table sets forth certain information about the Properties.

    Property Identification                      Location                          Net Rentable Square Feet
    -----------------------                      --------                          ------------------------
2250 Cabot Boulevard                      Langhorne, PA                                       40,000
201/221 Kings Manor                       King of Prussia, PA                                124,960
650 Clark Avenue                          King of Prussia, PA                                 50,000
741 Third Avenue                          King of Prussia, PA                                 50,000

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

780 Third Avenue                          King of Prussia, PA                                 72,000
820 Third Avenue                          King of Prussia, PA                                 56,200
300 - 600 Highland Drive                  Westhampton, NJ                                    388,767
1200 Highland Drive                       Westhampton, NJ                                    181,127
7055 Ambassador Drive                     Allentown, PA                                      153,600
6670 Grant Way                            Allentown, PA                                       72,885
6690 Grant Way                            Allentown, PA                                       88,000
6755 Snowdrift Way                        Allentown, PA                                      125,000
6845 Snowdrift Way                        Allentown, PA                                       93,000
7020 Snowdrift Way                        Allentown, PA                                       41,390
6810 Tilghman Street                      Allentown, PA                                       54,844
1510 Gehman Road                          Lansdale, PA                                       152,625
4612 Navistar Drive                       Frederick, MD                                      208,774
                                                                                             -------
                                                                                           1,953,172

         The Operating Partnership holds a right of first offer to purchase each of the Properties. Generally, this right will allow the Operating Partnership to elect to acquire any of the Properties that the Industrial Partnership proposes to sell on terms substantially comparable to the terms on which the Industrial Partnership proposes to sell any of these Properties.

         As part of the transaction, the Industrial Partnership engaged Brandywine Realty Services Corporation (the "Management Company"), a 95%-owned subsidiary of the Operating Partnership, to manage operations of the Properties. In exchange for its management services, the Management Company will generally be entitled to receive a management fee equal to 1% of gross rental receipts for single tenant properties and 3% of gross rental receipts for multi-tenant properties and reimbursement for certain project administrative and personnel costs. In addition, the Industrial Partnership engaged the Management Company to provide exclusive leasing and construction management services to the Properties. In exchange for its leasing services, the Management Company will be entitled to receive customary leasing commissions for leasing activity at the Properties.

         In addition, the Operating Partnership and Invesco Realty Advisors Inc. ("Invesco") entered into a development agreement pursuant to which they have agreed to jointly pursue acquisition and development opportunities relating to industrial and warehouse properties located in Pennsylvania, Maryland, Delaware and three counties in southern New Jersey. If a party identifies an acquisition or development opportunity in the applicable area that meets certain specified criteria, the parties have agreed to negotiate with each other for a limited period of time to determine whether to form a joint venture through which to jointly pursue the opportunity. If the parties elect not to pursue jointly, each will be free to pursue the opportunity independently of the other. The development agreement contemplates that Invesco will contribute up to $25 million in the aggregate for agreed upon opportunities and that the Operating Partnership will have a right to match the contribution of Invesco. The development agreement also contemplates that the joint venture agreement that the parties enter into relating to an opportunity will provide for distributions of operating cash flow to each partner pro rata based on its actual equity contributions. After each party has received a 12% internal rate of return on its equity contributions, net sales or refinancing proceeds will be distributed 60% to Invesco and the Operating Partnership pro rata in accordance with their respective equity contributions and 40% to the Operating Partnership until Invesco has received an 18% internal rate of return on its equity contribution and thereafter any remaining net proceeds will be distributed 40% to Invesco and the Operating Partnership pro rata in accordance with their equity contributions and 60% to the Operating Partnership. There can be no assurance that the parties will agree to pursue any opportunities during the term of the development agreement or that the terms of any joint venture which the parties form to pursue a joint venture will not vary from the terms contemplated by the development agreement. The term of the development agreement extends to the earlier of the third anniversary of the date of the agreement or the date in which Invesco has contributed an aggregate of $25 million for agreed upon opportunities.

         The Operating Partnership has granted an option to the Industrial Partnership for a 14.4 acre site adjacent to 7055 Ambassador Drive in the Iron Run Corporate Center, Lehigh, Pennsylvania. The option price is $460,800 and the option is only exerciseable if the tenant in 7055 Ambassador Drive exercises an expansion option under its lease. The Operating Partnership is permitted under the option to subdivide the option property and remove, for no cost, any vacant land which is unnecessary for purposes of complying with the tenant's expansion right (the "Excess Option Land")

         The Operating Partnership has also granted an option to Invesco for the benefit of a joint venture that they may form pursuant to the development agreement. The option is exercisable during the term of the development agreement to purchase the Excess Option Land and certain other undeveloped land containing an aggregate of approximately 20.6 acres for a price of $6.00 multiplied by the number of approved buildable square feet at the land subject to purchase. The option may be exercised only as to that portion of the land which the Operating Partnership and Invesco have agreed to include in a development joint venture. The land subject to the option is located at the Iron Run Corporate Center, Lehigh, Pennsylvania and Highlands Business Park, Westhampton, New Jersey.

         For more details of the transaction summarized above, reference is made to the documents attached as exhibits to this Current Report on Form 8-K.

(ii)     7000 Geerdes Boulevard Sale

         On June 18, 1999, the Company sold an office property located in King of Prussia, Pennsylvania (known as 7000 Geerdes Boulevard) containing approximately 112,905 net rentable square feet for approximately $16.9 million which was determined by arm's-length negotiation between the Company and an unaffiliated buyer.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

                  (c)      Exhibits.

                  10.1 - Contribution Agreement

                  10.2 - Limited Partnership Agreement

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                  10.3 - Management Agreement

                  10.4 - Leasing Agreement

                  10.5 - Development Agreement



                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                     BRANDYWINE REALTY TRUST


Date:  June 25, 1999                 By:  /s/ Gerard H. Sweeney
                                          ------------------------------------
                                          Title: President and Chief Executive
                                                 Officer